EXHIBIT 10.2

LOFTON PLACE APARTMENTS

TAMPA, FLORIDA

REINSTATEMENT OF AND FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS REINSTATEMENT OF AND FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT (this “Agreement”) is made as of the 23rd day of July, 2009, by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (“Seller”), with an office at c/o Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and NORTHVIEW REALTY GROUP INC., a Canadian corporation (“Purchaser”), with an office at 550 Sherbrook, Suite 1480, Montreal, OC Canada H3A 1B9.

RECITALS

A.    Seller and Purchaser entered into a Real Estate Sale Agreement dated as of June 8, 2009 (the “Agreement”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to buy from Seller the Property (as defined in the Agreement).

B.    Purchaser subsequently terminated the Agreement by letter dated July 8, 2009.

C.    Seller and Purchaser have agreed to reinstate and modify the terms of the Agreement as set forth in this Amendment.

THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1.    Reinstatement. Except as modified by the terms of this Amendment, the Agreement is hereby reinstated by Purchaser and Seller and shall be of full force and effect.

2.    Review Period. Seller and Purchaser hereby agree to amend the Agreement to provide that the Review Period provided in Section 8.1.1 of the Agreement shall be extended to 5:00 p.m. (Chicago time) on August 6, 2009.

3.    Closing Date. Seller and Purchaser hereby agree to amend the Agreement to provide that the Closing Date provided in Section 4.1 of the Agreement shall be extended to occur through escrow at 11:00 am. (Chicago time) on September 8, 2009.

4.    Effectiveness of Agreement. Except as modified by this Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect.

5.    Counterparts. This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. Handwritten signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing

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IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Amendment as of the date first above written.

SELLER:

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership,

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Cydney White
	Name:	Cydney White
	Its:	First Vice President

PURCHASER:

NORTHVIEW REALTY GROUP INC., a Canadian corporation

By:	/s/ Doug Reim
Name:	Doug Reim
Its:	Principal